Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (this “Agreement”) is made effective as of May 14, 2025, by and between Trevena, Inc. (the “Issuer”) and _______________ (the “Holder”), in its capacity as the holder of the Prior Warrant (as defined below).

RECITALS

WHEREAS, Holder is the record and beneficial owner of warrants, issued December 2023 (the “Prior Warrants”), to purchase 345,946 shares of the Issuer’s common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, in connection and concurrently with the issuance of the Prior Warrants, the Issuer and the Holder entered into that certain securities purchase agreement, dated as of December 27, 2023 (the “SPA”), and registration rights agreement, dated as of December 27, 2023 (the “Registration Rights Agreement”); and

WHEREAS, the Issuer and the Holder have agreed to enter into this Agreement pursuant to which the Prior Warrants and all rights and obligations of the Holder thereunder, subject to the terms of this Agreement, are exchanged for (i) 95,000 shares of Common Stock (the “Shares”), (ii) a pre-funded warrant to purchase up to 113,333 shares of Common Stock (the “Pre-Funded Warrant”, and such shares issuable upon the exercise of the Pre-Funded Warrant, the “Pre-Funded Warrant Shares”), and (iii) a payment by the Issuer of $150,000.00 (the “Cash Payment”);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

AGREEMENT

ARTICLE I. EXCHANGE

1.01 The Exchange. At the Closing (as defined below), the Issuer and the Holder shall, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), exchange the Prior Warrants for the Shares and the Cash Payment (the “Exchange”), as described herein.

(a)	Closing. The Exchange shall occur remotely via exchange of signatures within two trading days following the date of this Agreement (the “Closing”).

(b)	Consideration. At the Closing, the Issuer shall (i) issue the Shares and the Pre-Funded Warrant to the Holder and (ii) make the Cash Payment, by wire transfer of immediately available funds, in exchange for the Prior Warrants without the payment of any other consideration by such Holder that would not be consistent with the application of Section 3(a)(9) of the Securities Act to the issuance of the Shares or the Pre-Funded Warrant. The Holder hereby agrees that, upon and subject to the Closing, all of the Issuer’s obligations under the terms and conditions of the Prior Warrants shall be automatically terminated and cancelled in full without any further action required, and that this Section 1.01(b) shall constitute an instrument of termination and cancellation of the Prior Warrants.

(c)	Delivery. In the Exchange, at the Closing, the Company shall deliver the Shares to the Holder, by instructing the Company’s Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) to the accounts directed by each such Holder. The Issuer shall, at the Closing, deliver the Pre-Funded Warrant to the Holder, at the Holder’s election, in certificated or book-entry form. The Holder shall deliver or cause to be delivered to the Issuer (or its designee), within five (5) trading days after the Closing, the Prior Warrants. For the avoidance of doubt, as of the Closing, all of the Holder’s rights under the terms and conditions of the Prior Warrants shall be extinguished.

(d)	Tacking. The Issuer and the Holder agree that the holding period of the Shares and the Pre-Funded Warrant for purposes of Rule 144 and Section 4(a)(1) of the Securities Act tacks on to the holding period of the Prior Warrants, and neither shall take any position contrary to this Section 1.01(d).

(e)	Resale; Restrictive Legends. The Shares and the Pre-Funded Warrant Shares shall be issued free of all restrictive legends and shall be freely tradeable upon issuance. Other than pursuant to the terms of this Agreement or in connection with any fundamental or strategic transaction undertaken by the Company that results in the Company no longer being independent or continuing to exist as a corporation, the Company shall not undertake any actions to prohibit or restrict the resale by the Holders of any Shares issued hereunder.

(f)	Section 3(a)(9). Assuming the accuracy of the representations and warranties of each of the Company and the Holders set forth in this Agreement, the parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the Exchange qualifies as an exchange of securities under Section 3(a)(9) of the Securities Act, on which basis the Shares and the Pre-Funded Warrant Shares shall be issued to the Holders free of all restrictive legends.

1.02 Termination of Prior Agreements. On the terms and subject to the conditions of this Agreement, each of the SPA and the Registration Rights Agreement shall be hereby terminated and each such agreement shall be null and void and of no further force or effect, effective as of the Closing.

1.03 Release and Waiver.

(a)	Effective as of the Closing, the Holder, on its behalf and on behalf of each of its Affiliates (as defined below), and on behalf of any executors, administrators, personal representatives, successors, assigns, agents, advisors, employees, directors, officers, representatives and other affiliated or related persons of any of the foregoing (collectively referred to herein as the “Releasing Parties” and each is referred to herein individually as a “Releasing Party”), hereby irrevocably, fully and unconditionally releases and forever discharges each of the Releasees (as defined below) from any and all Claims which any Releasing Party may now own, hold, have or claim to have against any of the Releasees for, upon or by reason of any nature, cause, action or inaction or thing whatsoever, from the beginning of the world to the time of the execution and delivery of this Agreement by the parties hereto, arising out of, related to or concerning the Prior Warrants, the SPA and the Registration Rights Agreement (the “Released Claims”); provided, however, that this Agreement shall not release or discharge rights and obligations pursuant to the terms of this Agreement. “Releasees” means, collectively, (i) the Issuer, (ii) each current and former Affiliate of the Issuer, (iii) each current and former direct or indirect stockholder, member or other equity holder of any person referenced in the preceding clauses (i) and (ii) and each current and former Affiliate of each such stockholder, member and each such other equity holder, (iv) each current and former predecessor, successor, heir, executor, administrator, personal representative, agent and assign of any person referenced in any of the preceding clauses (i) through (iii), and (v) each current and former attorney, agent, advisor, director, manager, officer, shareholder, member, general partner, limited partner, other equity holder, representative, control person or employee of any person referenced in any of the immediately preceding clauses (i) through (iv) (and each other person with a functionally equivalent role of a person holding such titles notwithstanding the lack of such title or any other title), and each of their respective agents, personal representatives, heirs, executors, administrators, predecessors, successors and permitted assigns.

(b)	Each of the Releasing Parties covenants that no Releasing Party shall sue, or bring, or otherwise pursue, any Released Claims against any of the Releasees (regardless of whether the release of any such Released Claim is enforceable under, or prohibited by, applicable law, equity or otherwise).

(c)	THE HOLDER, ON BEHALF OF ITSELF AND ITS AFFILIATES, ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER CLAIMS OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH IT NOW KNOWS OR BELIEVES TO EXIST WITH RESPECT TO THE RELEASED CLAIMS AND/OR THE SUBJECT MATTER OF THE PRIOR WARRANTS, THE SPA, THE REGISTRATION RIGHTS AGREEMENT OR THIS AGREEMENT, WHICH, IF KNOWN OR SUSPECTED AT THE TIME OF EXECUTING THIS AGREEMENT, MAY HAVE MATERIALLY AFFECTED THIS AGREEMENT. NEVERTHELESS, UPON THE EFFECTIVENESS OF THE RELEASE OF THE RELEASED CLAIMS AS SET FORTH IN THIS SECTION 1.03, THE HOLDER, ON BEHALF OF ITSELF AND ITS AFFILIATES, HEREBY ACKNOWLEDGES THAT THE RELEASED CLAIMS INCLUDE WAIVERS OF ANY RIGHTS, CLAIMS OR CAUSES OF ACTION THAT MIGHT ARISE AS A RESULT OF SUCH DIFFERENT OR ADDITIONAL CLAIMS OR FACTS. THE HOLDER, ON BEHALF OF ITSELF AND ITS AFFILIATES, ACKNOWLEDGES THAT IT UNDERSTANDS THE SIGNIFICANCE AND POTENTIAL CONSEQUENCES OF SUCH A RELEASE OF UNKNOWN UNITED STATES AND OTHER JURISDICTION CLAIMS AND OF SUCH A SPECIFIC WAIVER OF RIGHTS.

(d)	For purposes of this Agreement, “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a person. For purposes of this definition only, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a person means: (a) direct or indirect ownership of fifty percent (50%) or more of the voting securities or other voting interest of any person (including attribution from related parties); or (b) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of such person, whether through ownership of voting securities, by contract, as a general partner, as a manager, or otherwise. For the avoidance of doubt, “Affiliate” includes subsidiaries. For purposes of this Agreement, “Claim” means any action, cause of action, claim, demand, obligation, suit, counterclaim, defense, right, omission, damage, loss, contingency, judgment, fine, penalty, charge, cost (including attorneys’ fees and costs of defense and investigation), expense and liability of any kind and nature whatsoever (including any asserted impropriety, violation, breach or default), whether known or unknown, foreseen or unforeseen, absolute or contingent, suspected or unsuspected, matured or unmatured, in contract, tort, by statute, at law, in equity or otherwise.

1.04 Other Documents and Opinions. The Issuer and the Holder shall execute and/or deliver such other documents and agreements as are reasonably necessary to effectuate the Exchange pursuant to the terms of this Agreement. Within one (1) trading day of any resales of Shares or the Pre-Funded Warrant Shares by the Holder, the Issuer shall cause its counsel to issue a legal opinion to the Issuer’s transfer agent pursuant to Rule 144 under the Securities Act of 1933, as amended, to effect the removal of any restrictive legend on such Shares or the Pre-Funded Warrant Shares.

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer represents and warrants to Holder as of the date hereof as follows:

2.01 Organization, Good Standing and Power. The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

2.02 Authorization; Enforcement. The Issuer has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares and Pre-Funded Warrants in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Issuer and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Issuer, and no further consent or authorization of the Issuer or its board of directors or stockholders is required. When executed and delivered by the Issuer, this Agreement shall constitute a valid and binding obligation of the Issuer, enforceable against each the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

2.03 Issuance of Securities. When the Shares and the Pre-Funded Warrant Shares are issued in accordance with the terms of this Agreement and the Pre-Funded Warrant, as applicable, the Shares and the Pre-Funded Warrant Shares shall be validly issued and outstanding, fully-paid, non-assessable and free and clear of all liens, of any pre-emptive rights and of rights of refusal of any kind.

2.04 No Conflicts. The execution, delivery and performance of this Agreement by the Issuer and the consummation by the Issuer of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Issuer’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Issuer in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Issuer debt or otherwise) or other material understanding to which such Issuer is a party or by which any property or asset of the Issuer is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Issuer is subject (including federal and state securities laws and regulations), or by which any property or asset of the Issuer is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Issuer, taken as a whole, or in its ability to perform its obligations under this Agreement.

2.05 Issuance of the Shares and the Pre-Funded Warrant Shares. The Exchange Shares and the Pre-Funded Warrant Shares have been duly authorized and, when issued at the Closing, will be validly issued in accordance with the terms of this Agreement, fully paid and nonassessable. The Shares and the Pre-Funded Warrant Shares will be issued free and clear of all liens imposed by the Company, other than restrictions set forth in this Agreement and applicable law.

2.06 Non-Shell Representation. The Company hereby represents that it is not, and has never been, an issuer subject to Rule 144(i) under the Securities Act.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder represents and warrants to the Issuer as of the date hereof as follows:

3.01 Organization and Standing of the Holder. Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

3.02 Authorization and Power. Holder has the requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Holder or its board of directors or stockholders is required. When executed and delivered by Holder, this Agreement shall constitute the valid and binding obligations of Holder enforceable against Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

3.03 Certain Securities. Holder does not hold, directly, indirectly or otherwise, (a) any warrants or any other convertible securities, other than the Prior Warrants, or (b) any securities that have purchase price or exercise price reset features (including any applicable reset based on the trading prices of our Common Stock or upon a specified or contingent event in the future). Holder is not a party to any arrangement, formal or informal, or any agreement with the Issuer through which Holder may or is entitled to receive any securities at a future determined price. For the avoidance of doubt, following the entrance of this Agreement, the Holder no longer will have the Prior Warrants and the only warrants of the Issuer that the Holder will have is the Pre-Funded Warrant to be issued in accordance with the terms and conditions of this Agreement.

3.04 Affiliate. The Holder is not an “affiliate” under Rule 144 under the Securities Act, and will furnish to counsel to the Issuer a representation certificate, in customary form reasonably acceptable to such counsel, to that effect for the purposes of the opinion referenced in Section 1.04.

ARTICLE IV. MISCELLANEOUS

4.01 Disclosure of Repurchase Transaction. The Issuer shall, on or before 9:00 am New York time, the trading day following the date of this Agreement, furnish or file a Report on Form 8-K or a press release describing all the material terms of this Agreement (the “Announcement”). From and after the Announcement, the Issuer shall have disclosed all material, non-public information (if any) provided to Holder by the Issuer or any of its officers, directors, employees or agents in connection with the Agreement, or otherwise if applicable. In addition, effective upon the Announcement, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations with respect to the Agreement, or otherwise if applicable, whether written or oral, between itself or any of its officers, directors, affiliates, employees or agents, on the one hand, and any of Holder or any of its affiliates, on the other hand, shall terminate.

4.02 Amendment. No provision of this Agreement may be waived or amended except in a written instrument signed by the Issuer and Holder.

4.03 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) upon delivery by e-mail (if delivered on a business day during normal business hours where such notice is to be received) upon recipient’s actual receipt and acknowledgement of such e-mail. The addresses for such communications shall be:

If to the Issuer:

Trevena, Inc.

2870 Peachtree Road, Suite 502

Atlanta, GA 30305

Contact:	Katrine Sutton
Email:	ksutton@trevena.com

With a copy to, which shall not constitute notice:

Troutman Pepper Locke LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

Contact:	Brian Katz
David S. Wolpa
Email:	brian.katz@troutman.com
david.wolpa@troutman.com
Tel:	(215) 981-4193
(704) 916-2375

If to the Holder:

___________________

New York, NY 10022

Phone: _______________

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

4.04 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

4.05 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

4.06 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction.

4.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission.

4.08 Survival of Representations. The representations and warranties of the Company and the Holder, respectively, will survive the closing of the transactions contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized officers as of the date first above written.

ISSUER:

TREVENA, INC.

By:
Name:	Carrie Bourdow
Title:	Acting Chief Executive Officer and Principal Executive Officer

HOLDER:

By:
Name:
Title:

[Signature Page to Trevena, Inc. Exchange Agreement (May 2025)]